As filed with the Securities and Exchange Commission on March 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alpha Teknova, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3368109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2451 Bert Drive

Hollister, CA 95023

(Address of Principal Executive Offices) (Zip Code)

Alpha Teknova, Inc. 2021 Equity Incentive Plan

Alpha Teknova, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Stephen Gunstream

President and Chief Executive Officer

Alpha Teknova, Inc.

2451 Bert Drive

Hollister, CA 95023

(831) 637-1100

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Damon A. Terrill, Esq. General Counsel and Chief Compliance Officer Alpha Teknova, Inc. 2451 Bert Drive Hollister, CA 95023 (831) 637-1100	Jeffrey T. Hartlin, Esq. Elizabeth A. Razzano, Esq. Paul Hastings LLP 1117 S. California Avenue Palo Alto, CA 94304 (650) 320-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Alpha Teknova, Inc. (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register an aggregate of 2,456,300 additional shares of Common Stock, consisting of (i) 2,136,389 additional shares of Common Stock issuable under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) and (ii) 319,911 additional shares of Common Stock issuable under the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”, and together with the 2021 Plan, the “Plans”).

Pursuant to the Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 29, 2021 (File No. 333-257523), January 27, 2022 (File No. 333-262375), January 30, 2023 (File No. 333-269460), and March 27, 2024 (File No. 333-278287) (collectively, the “Prior Registration Statements”), the Registrant previously registered an aggregate of 7,960,345 shares of Common Stock under the Plans.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)
The Prospectus filed by the Registrant with the Commission pursuant to Rule 424(b)(4) under the Securities Act on June 25, 2021, related to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-256795);

(b)
The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 001-40538) filed with the Commission on March 7, 2025, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(c)
The Registrant's Current Reports on Form 8-K (File No. 001-40538) filed with the Commission on March 4, 2025;

(d)
The description of the Registrant’s common stock set forth in Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 001-40538) filed with the Commission on March 7, 2025.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the above, information that is “furnished to” the Commission shall not be deemed “filed with” the Commission and shall not be deemed incorporated by reference into this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Alpha Teknova, Inc.

Attn: Corporate Secretary

2451 Bert Drive

Hollister, CA 95023

investors@teknova.com

Phone: 1 (781) 235-3060

ITEM 8. EXHIBITS.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Alpha Teknova, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 29, 2021).

3.2	Amended and Restated Bylaws of Alpha Teknova, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on June 29, 2021).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256795), filed on June 21, 2021).

4.2

Investors’ Rights Agreement, dated as of January 14, 2019, by and among Alpha Teknova, Inc., and certain of its stockholders (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-2 (File No. 333-256795), filed on June 4, 2021).

5.1*	Opinion of Paul Hastings LLP.

10.1	Alpha Teknova, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-257523), filed on June 29, 2021).

10.2

Alpha Teknova, Inc. 2021 Equity Incentive Plan Form of Stock Option Agreement (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256795), filed on June 21, 2021).

10.3

Alpha Teknova, Inc. 2021 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-256795), filed on June 21, 2021).

10.4	Alpha Teknova, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-257523), filed on June 29, 2021).

23.1*	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1*	Power of Attorney is contained on the signature page.

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollister, State of California, on March 7, 2025.

Alpha Teknova, Inc.

By: /s/ Stephen Gunstream

Name: Stephen Gunstream

Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Gunstream and Matthew Lowell, and each or any one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Stephen Gunstream	President, Chief Executive Officer and Director	March 7, 2025
Stephen Gunstream	(Principal Executive Officer)
/s/ Matthew Lowell	Chief Financial Officer	March 7, 2025
Matthew Lowell	(Principal Accounting and Financial Officer)
/s/ Paul Grossman	Chairman of the Board	March 7, 2025
Paul Grossman
/s/ Irene Davis	Director	March 7, 2025
Irene Davis
/s/ Alexander Herzick	Director	March 7, 2025
Alexander Herzick
/s/ J. Matthew Mackowski	Director	March 7, 2025
J. Matthew Mackowski
/s/ Martha J. Demski	Director	March 7, 2025
Martha J. Demski
/s/ Brett Robertson	Director	March 7, 2025
Brett Robertson
/s/ Alexander Vos	Director	March 7, 2025
Alexander Vos